UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 1

to

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)

November 9, 2010

General Growth Properties, Inc. (f/k/a New GGP, Inc.)

GGP, Inc. (f/k/a General Growth Properties, Inc.)

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-34948 1-11656	27-2963337 42-1283895
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

110 N. Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices)  (Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the General Growth Properties, Inc. (the “Company”) and GGP, Inc. Current Report on Form 8-K filed November 12, 2010 is being filed to add the following Item 2.06.

ITEM 2.06             MATERIAL IMPAIRMENTS.

The Company expects to record a non-cash impairment charge in connection with the spin-off to its common stockholders of the net assets comprising the newly formed company,  The Howard Hughes Corporation (“HHC”),  to reflect the difference between the Company’s carrying value of such net assets and the market value of HHC. The Company anticipates that such non-cash charge, to be recorded on the spin-off date, November 9, 2010, will be approximately $537 million or approximately $1.68 per share (based upon approximately 319 million shares of common stock outstanding on the spin-off date).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this Amendment No. 1 to the report to be signed on their behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

/s/ Edmund Hoyt
Edmund Hoyt

Senior Vice President and Chief Accounting Officer

Date: November 16, 2010

GGP, INC.

/s/ Edmund Hoyt
Edmund Hoyt

Senior Vice President and Chief Accounting Officer

Date: November 16, 2010